EXHIBIT 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated effective as of May 7, 2004 (the "First Amendment"), is made and entered into between ARENA RESOURCES, INC., a Nevada corporation (the "Borrower") and MIDFIRST BANK (the "Bank").

WITNESSETH:

WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement dated as of April 14, 2004 (the "Existing Credit Agreement"), pursuant to which the Bank established in favor of the Bank (i) a revolving line of credit (the "Line Commitment") and (ii) a bridge loan (the "Bridge Commitment"), each for the limited purpose(s) therein specified; and

WHEREAS, the Borrower successfully closed the acquisition of 82.24% of the working interests contemplated by the East Hobbs Acquisition and, accordingly, the Borrower and the Bank have agreed to modify (i) the Borrowing Base to $8,500,000, (ii) the Current Ratio financial covenant of Section 6.22 of the Existing Credit Agreement to exclude the Bridge Loan from the calculations thereof and (iii) extend the thirty (30) day due diligence period of Section 5.1(i) of the Existing Credit Agreement to June 15, 2004;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1.

The Collateral Borrowing Base is stipulated to be $8,500,000.00 effective as of the date of this First Amendment and all references in the Existing Credit Agreement to a Collateral Borrowing Base of "$10,400,000" or otherwise are deleted and replaced with references to an "$8,500,000.00" Collateral Borrowing Base for all purposes, including without limitation, the calculation of Section 2.10 (Unused Fees) of the Existing Credit Agreement.

2.

Section 6.22 (Current Ratio) of the Existing Credit Agreement is amended to exclude from Current Liabilities the outstanding and unpaid balance of the Bridge Loan through and including the June 30, 2004 calculation thereof.

3.

The thirty (30) day period of Section 5.1(i) of the Existing Credit Agreement is extended to June 15, 2004 in order to permit the necessary due diligence on the East Hobbs Acquisition (i.e., confirmation of the acquisition of the 82.24% interest, release of mortgage lines, etc.) and selective examination of various county records for mechanic's, tax, judgment and other encumbrances against the Borrower (as to existing properties) and the Borrower and its sellers (as to the East Hobbs Acquisition) as deemed necessary or appropriate by the Bank.

4.

The remaining terms, provisions and conditions set forth in the Existing Credit Agreement shall remain in full force and effect.  The Borrower restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represent to the Bank that, as of the date hereof, no Default or Event of Default exists under the Credit Agreement.  The Borrower further confirms, grants and re-grants, pledges and re-pledges to the Bank a continuing and continuous, first and prior mortgage lien against, security interest in and pledge of all of the items and types of Collateral more particularly described in Article III of the Existing Credit Agreement.

5.

The Borrower agrees to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, closing, delivery, and administration of the Credit Agreement (including this First Amendment), and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  In any action to enforce or construe the provisions of the Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

6.

THE BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS CREDIT AGREEMENT, THE MORTGAGE, THE SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS CREDIT AGREEMENT.  THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

ARENA RESOURCES, INC.,

a Nevada corporation

By _____________________________________

Stanley McCabe, Secretary and Treasurer

(the "Borrower")

MIDFIRST BANK

By ______________________________________

       Christopher Cardoni, Assistant Vice President

"Bank"

1305382

1355851

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